UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019 (May 16, 2019)

SNAP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2772 Donald Douglas Loop North Santa Monica, California		90405
(Address of Principal Executive Offices)		(Zip Code)

(310) 399-3339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SNAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, the board of directors appointed Derek Andersen as Chief Financial Officer and principal financial officer, effective May 20, 2019. In addition, Lara Sweet was appointed Chief People Officer and will continue to serve as Chief Accounting Officer and principal accounting officer until a replacement is named.

Mr. Andersen will have an annual salary of $500,000. In addition, Mr. Andersen was awarded a new restricted stock award for 750,000 shares of our Class A common stock subject to time-based vesting over four years. The foregoing description of Mr. Andersen’s offer letter is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference.

Mr. Andersen, age 41, has served as our Vice President of Finance since July 2018. Mr. Andersen was previously employed at Amazon.com, Inc. from March 2011 to June 2018, serving in a variety of roles, most recently as Vice President of Finance supporting Amazon’s digital video business. Mr. Andersen also previously served in roles at Fox Interactive Media, including as Senior Vice President, Finance and Business Operations for IGN, and as Vice President, Finance. Mr. Andersen holds a BBA from Acadia University, an MBA from the Haas School of Business at the University of California, Berkeley, and is a CFA Charter Holder.

Mr. Andersen does not have any family relationship with any of our board of directors or any executive officer. There are no relationships or related transactions between Mr. Andersen and us that would be required to be reported.

Ms. Sweet, 44, has served as our Chief Accounting Officer since October 2017, and previously served as our Controller since June 2016. Ms. Sweet also served as our interim Chief Financial Officer from January 2019 to May 2019. From November 2014 to June 2016, Ms. Sweet served as Controller and Chief Accounting Officer at AOL, Inc., and previously served there as Vice President, Internal Audit from April 2014 to November 2014, and Vice President, Assistant Controller from August 2011 to April 2014. Ms. Sweet holds a B.S. in Accounting from George Mason University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, by and between Snap Inc. and Derek Andersen, dated May 16, 2019.

99.1	Press Release dated May 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP INC.

Date: May 20, 2019	By:	/s/ Michael O’Sullivan
Michael O’Sullivan
General Counsel